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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


                       September 24, 1998 (September 15, 1998)

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                   Date of report (Date of earliest event reported)


                                  Hexcel Corporation

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                  (Exact Name of Registrant as Specified in Charter)


          Delaware                 1-8472                  94-1109521

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         (State of          (Commission File No.)        (IRS Employer
       Incorporation)                                  Identification No.)



                                  Two Stamford Plaza
                                281 Tresser Boulevard
                          Stamford, Connecticut  06901-3238

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                (Address of Principal Executive Offices and Zip Code)


                                    (203) 969-0666

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                 (Registrant's telephone number, including area code)

                                         N/A

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            (Former Name or Former Address, if Changed Since Last Report)

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Item 5.   OTHER EVENTS.


BUSINESS ACQUISITION

On September 15, 1998, Hexcel Corporation ("Hexcel" or the "Company") acquired from Clark-Schwebel, Inc. and its subsidiaries (collectively, the "Seller") certain assets and operating liabilities of its industrial fabrics business (the "Acquired Fabrics Business"). This acquisition was completed pursuant to an Asset Purchase Agreement dated July 25, 1998, as amended, by and among Hexcel, Stamford CS Acquisition Corp., Clark-Schwebel Holdings, Inc., and Clark-Schwebel, Inc., a copy of which has been previously filed by the Company in a Current Report on Form 8-K dated July 30, 1998.

In exchange for the net assets of the Acquired Fabrics Business and in partial payment for a related ownership interest in a European fabrics joint venture (the "European Joint Venture Interest"), Hexcel paid the Seller approximately $444 million in cash, subject to certain potential adjustments. The Company also agreed to pay an additional $19 million to complete the acquisition of the European Joint Venture Interest, which is comprised of 43.6% of the outstanding common stock of the venture and options to purchase up to an additional 40% of such stock. Consummation of the acquisition of the European Joint Venture Interest is subject to the receipt of certain regulatory approvals. If such approvals are not received on or before January 24, 1999, either the Company or the Seller may terminate the Company's obligation to acquire the European Joint Venture Interest, in which case the Company's commitment to pay the additional $19 million will be extinguished and the Company will be entitled to receive a share of the sales proceeds resulting from the disposition of the European Joint Venture Interest by the Seller. The Company will account for the acquisition of the Acquired Fabrics Business and the European Joint Venture Interest using the purchase method of accounting.

In connection with the acquisition of the Acquired Fabrics Business, Hexcel also agreed to lease $50 million of property, plant and equipment used in the Acquired Fabrics Business from an affiliate of the Seller, pursuant to a long-term lease with purchase options. Furthermore, the Company obtained a new global credit facility (the "Senior Credit Facility") that provides for up to $910 million of borrowing capacity. Borrowings under the Senior Credit Facility were used to fund the cash purchase price of approximately $444 million and to refinance the Company's previous bank debt. The Senior Credit Facility is also available to provide for ongoing working capital requirements and general corporate purposes. Following the transactions of September 15, 1998, outstanding borrowings and letter of credit commitments under the Senior Credit Facility totaled approximately $615 million.


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Hexcel's consolidated results of operations for the third quarter of 1998 will include the results of the Acquired Fabrics Business for the 15 day period that it was owned by the Company. The Company's 1998 third and fourth quarter results will also reflect certain non-recurring charges resulting from this acquisition. The aggregate total of these non-recurring charges is estimated at approximately $3.1 million on a pre-tax basis, or 4 cents per diluted share on an after-tax basis. In addition to these non-recurring charges, the Acquired Fabrics Business is currently expected to reduce Hexcel's 1998 fourth quarter earnings in the range of 1 to 3 cents per diluted share. During July and August of 1998, the Acquired Fabrics Business experienced a reduction in sales volumes resulting from a period of inventory adjustment in the printed circuit board segment of the electronics industry. However, the volume of sales orders has recently begun to increase, suggesting that this period of inventory adjustment is now coming to an end. If the level of sales orders continues to strengthen, then the dilutive impact of the Acquired Fabrics Business on the Company's fourth quarter earnings may be less than anticipated. The Acquired Fabrics Business is expected to be accretive to the Company's earnings beginning in 1999.


BUSINESS CONSOLIDATION

In addition to the non-recurring charges directly resulting from the acquisition of the Acquired Fabrics Business, Hexcel expects to record a charge during the fourth quarter of 1998 for certain costs necessary to consolidate the Acquired Fabrics Business with the Company's existing fabrics operations. The final amount of this charge cannot be determined until the Company's business consolidation plan has been finalized over the next six to eight weeks. Once such plans are completed, the Company will announce details of its consolidation program and estimates of the anticipated costs and savings.


FORWARD-LOOKING STATEMENTS AND RISK FACTORS

Certain statements contained in this Current Report on Form 8-K constitute "forward-looking statements." Such forward-looking statements include, but are not limited to, estimates of the impact of the Acquired Fabrics Business on Hexcel's future earnings, estimates of certain costs necessary to consolidate the Acquired Fabrics Business with the Company's existing fabrics operations, and expectations regarding the volume of sales orders of the Acquired Fabrics Business. Such forward-looking statements also include estimates involving the acquisition of the net assets of the Acquired Fabrics Business, including the European Joint Venture Interest and leased property, plant and equipment, such as the following estimates contained in the accompanying unaudited pro forma information: (a) the final purchase price for the assets and operating liabilities of the Acquired Fabrics Business, including certain potential adjustments; (b) the final allocation of the purchase price to the net assets acquired; (c) net borrowings and interest expense under the new Senior Credit Facility; (d) the cost of consolidating the Acquired Fabrics

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Business with Hexcel, and the potential synergistic benefits that may result from this consolidation; and (e) the non-recurring charges to be recorded in connection with these transactions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different.


Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)    FINANCIAL STATEMENTS OF THE ACQUIRED FABRICS BUSINESS.

                 Financial statements of the Acquired Fabrics Business are not included in this Current Report on Form 8-K. Hexcel will file such financial statements as soon as practicable after the date hereof.

          (b)    PRO FORMA FINANCIAL INFORMATION.

                 The required pro forma financial information is contained in
                 Exhibit 99.2.

          (c)    EXHIBITS.

                 2.1 Amendment No. 1 to the Asset Purchase Agreement by and among Hexcel, Stamford CS Acquisition Corp., Clark-Schwebel Holdings, Inc. and Clark-Schwebel, Inc., dated September 15, 1998.

                 99.1 Press release dated September 16, 1998, relating to the closing of the acquisition by Hexcel of certain assets of Clark-Schwebel, Inc. and its subsidiaries.

                 99.2    Unaudited Pro Forma Financial Information.


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                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 24, 1998


                              HEXCEL CORPORATION

                              By: /s/ WAYNE C. PENSKY

                              Name:  Wayne C. Pensky
                              Title: Corporate Controller;
                                     Chief Accounting Officer


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                                    EXHIBIT INDEX


EXHIBIT NO.              DESCRIPTION
-----------              -----------
2.1                      Amendment No. 1 to the Asset Purchase Agreement by and
                         among Hexcel, Stamford CS Acquisition Corp.,
                         Clark-Schwebel Holdings, Inc. and Clark-Schwebel,
                         Inc., dated September 15, 1998.

99.1 Press release dated September 16, 1998, relating to the closing of the acquisition by Hexcel of certain assets of Clark-Schwebel, Inc. and its subsidiaries.

99.2                     Unaudited Pro Forma Financial Information.


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